As filed with the Securities and Exchange Commission on May 26, 2015

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
NAUTILUS, INC. (Exact name of Registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	94-3002667 (I.R.S. Employer Identification Number)
17750 S.E. 6th Way Vancouver, Washington 98683 (360) 859-2900 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
2015 Long-Term Incentive Plan 2005 Long-Term Incentive Plan, as amended Employee Stock Purchase Plan (Full title of the plans)
Wayne M. Bolio
Senior Vice President, Law and Human Resources, General Counsel
Nautilus, Inc.
17750 S.E. 6th Way
Vancouver, Washington 98683
(360) 859-2900
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to: Peter B. Cancelmo Garvey Schubert Barer 1191 Second Avenue, Suite 1800 Seattle, Washington 98101 (206) 464-3939

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act):

Large Accelerated Filer		Accelerated Filer	X

Non-accelerated Filer	(Do not check if a smaller reporting company)	Smaller Reporting Company

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value:
-2015 Long-Term Incentive Plan	4,769,296(2)	$21.05(5)	$100,393,680.80	$11,665.75
-2005 Long-Term Incentive Plan (Options)	545,122(3)	$4.80(6)	$2,616,585.60	$304.05
-2005 Long-Term Incentive Plan (Unit Awards)	282,980(4)	$21.05(5)	$5,956,729.00	$692.17
-Employee Stock Purchase Plan	500,000	$18.95(7)	$9,475,000.00	$1,101.00
Total	6,097,398		$118,441,995.40	$13,762.97

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the common stock of Nautilus, Inc. (the “ Registrant ”) that become issuable under the 2015 Long-Term Incentive Plan (the “2015 Plan ”) and the Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2) The number of shares of our common stock available for issuance under the 2015 Plan will equal the sum of (a) 1,300,000 shares, (b) the number of shares of our common stock remaining available for issuance under our 2005 Long-Term Incentive Plan (the “2005 Plan”) on the date of this Registration Statement and (c) the number of shares of our common stock subject to outstanding awards under the 2005 Plan that are subsequently forfeited, lapse or expire.

(3) Represents 545,122 shares of common stock reserved for issuance pursuant to stock option awards outstanding under the 2005 Plan as of the date of this Registration Statement. Any shares of common stock that are subject to awards under the 2005 Plan that are forfeited or lapse unexercised and would otherwise have been returned to the share reserve under the 2005 Plan will be available for issuance under the 2015 Plan. See footnote 2 above.

(4) Represents 282,980 shares of common stock reserved for issuance pursuant to stock unit awards outstanding under the 2005 Plan as of the date of this Registration Statement. Any shares of common stock that are subject to awards under the 2005 Plan that are forfeited or lapse unexercised and would otherwise have been returned to the share reserve under the 2005 Plan will be available for issuance under the 2015 Plan. See footnote 2 above.

(5) Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee on the basis of $21.05, the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on May 21, 2015 (the “Full Offering Price”).

(6) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $4.80 per share, the weighted-average exercise price of stock option awards outstanding under the 2005 Plan as of May 21, 2015.

(7) Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee on the basis of 90% of the Full Offering Price. Pursuant to the ESPP the purchase price of the shares of common stock will be 90% of the lower of the fair market value of the common stock on the first trading day of the offering period or on the last day of the offering period

PART I
INFORMATION REQUIRED IN THE PROSPECTUS
The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (this “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)
The Registrant’s annual report on Form 10-K for the year ended December 31, 2014, as filed with the Commission on February 26, 2015, including information specifically incorporated into the Registrant’s Form 10-K from the Registrant’s definitive proxy statement on Schedule 14A, as filed with the Commission on March 25, 2015;

(b)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2014; and
(c)
The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A, filed May 8, 2002, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.	Description of Securities.
Not applicable.

Item 5.	Interests of Named Experts and Counsel.
Not applicable.

Item 6.	Indemnification of Directors and Officers.
The Registrant is a Washington corporation. The Registrant’s Articles of Incorporation limit the liability of directors to the fullest extent permitted by the Washington Business Corporation Act. Consequently, the Registrant’s directors will not be personally liable to the Registrant or its shareholders for monetary damages for conduct as directors, except for liability for:

•	intentional misconduct;

•	knowing violations of law;

•	unlawful distributions as provided in 23B.08.310 of the Revised Code of Washington; or

•	transactions from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled.

The Registrant’s Articles of Incorporation and Bylaws also provide that the Registrant shall indemnify any individual made a party to a proceeding because that individual is or was a director or officer of the Registrant. The Registrant must also advance or reimburse reasonable expenses incurred by such individual prior to the final disposition of the proceeding to the fullest extent permitted by the Washington Business Corporation Act. No repeal of or modification to the Registrant’s Articles of Incorporation or Bylaws may adversely affect any indemnification rights of a director or officer of the Registrant who is or was a director or officer at the time of such repeal or modification. See also the undertakings set out in response to Item 9 hereof.

Item 7.	Exemption From Registration Claimed.
Not applicable.

Item 8.	Exhibits.

The exhibits to this registration statement are listed on the Exhibit Index attached hereto and incorporated by reference herein.

Item 9.	Undertakings.
A. The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, State of Washington, on this 26th day of May, 2015.

NAUTILUS, INC.

May 26, 2015	By:	/s/ Sidharth Nayar
Date		Sidharth Nayar
Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Sidharth Nayar and Wayne M. Bolio, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

Principal Executive Officer:

/s/ Bruce M. Cazenave	Chief Executive Officer and Director	May 26, 2015
Bruce M. Cazenave

Principal Financial Officer and Principal Accounting Officer:

/s/ Sidharth Nayar	Chief Financial Officer	May 26, 2015
Sidharth Nayar

Additional Directors:

/s/ M. Carl Johnson, III	Chairman	May 26, 2015
M. Carl Johnson, III

/s/ Ronald P. Badie	Director	May 26, 2015
Ronald P. Badie

/s/ Richard A. Horn	Director	May 26, 2015
Richard A. Horn

/s/ Anne G. Saunders	Director	May 26, 2015
Anne G. Saunders

/s/ Marvin G. Siegert	Director	May 26, 2015
Marvin G. Siegert

EXHIBIT INDEX

Exhibit Number	Exhibit Description
4.1	Amended and Restated Articles of Incorporation - Incorporated by reference to Exhibit A to Schedule 14A, as filed with the Commission on April 22, 2008.
4.2	Amended and Restated Bylaws - Incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K, as filed with the Commission on April 5, 2005.
4.3	Amendment to Amended and Restated Bylaws of the Company - Incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K, filed with the Commission on January 31, 2007.
4.4	2005 Long-Term Incentive Plan - Incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K, filed with the Commission on June 10, 2005.
4.5
First Amendment to 2005 Long-Term Incentive Plan - Incorporated by reference to Exhibit 10.2 to our Quarterly Report on Form 10-Q for the three months ended September 30, 2006, filed with the Commission on November 9, 2006.

4.6	Form of Stock Option Agreement under the 2005 Long-Term Incentive Plan - Incorporated by reference to Exhibit 10 of our Current Report on Form 8-K, filed with the Commission on July 29, 2005.
4.7
Form of Non-Employee Director Nonstatutory Stock Option Agreement under the 2005 Long-Term Incentive Plan - Incorporated by reference to Exhibit 10 of our Current Report on Form 8-K, filed with the Commission on August 19, 2005.

4.8
Form of Performance Unit Agreement under the 2005 Long-Term Incentive Plan - Incorporated by reference to Exhibit 10.3 to our Quarterly Report on Form 10-Q for the three months ended June 30, 2006, filed with the Commission on August 9, 2006.

4.9
Form of Restricted Stock Unit Agreement under the 2005 Long-Term Incentive Plan - Incorporated by reference to Exhibit 10.2 of our Form 10-Q for the three months ended June 30, 2011, filed with the Commission on August 11, 2011.

4.10
Form of Non-Employee Director Restricted Stock Award Agreement under the 2005 Long-Term Incentive Plan - Incorporated by reference to Exhibit 10.2 of our Form 10-Q for the three months ended June 30, 2013, filed with the Commission on August 8, 2013.

4.11
Stock Unit Award Agreement under the 2005 Long-Term Incentive Plan, dated as of February 28, 2014, by and between Nautilus, Inc. and Sidharth Nayar - Incorporated by reference to Exhibit 10.2 of our Form 10-Q for the three months ended March 31, 2014 filed with the Commission on May 8, 2014.

4.12	2015 Long-Term Incentive Plan - Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed with the Commission on May 4, 2015.
4.13	Employee Stock Purchase Plan - Incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K, filed with the Commission on May 4, 2015.
5.1	Opinion of Garvey Schubert Barer.
23.1	Consent of Garvey Schubert Barer (contained in Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on the signature page to this Registration Statement).